News Release

Contact:	W. Michael Madden Senior Vice President & CFO (615) 872-4800	Tripp Sullivan Corporate Communications, Inc. (615) 324-7335

KIRKLAND’S REPORTS SECOND QUARTER 2013 RESULTS

NASHVILLE, Tenn. (August 22, 2013) — Kirkland’s, Inc. (NASDAQ: KIRK) today reported financial results for the 13-week and 26-week periods ended August 3, 2013.

Net sales for the 13 weeks ended August 3, 2013, increased 6.7% to $97.1 million compared with $91.0 million for the 13 weeks ended July 28, 2012. Comparable store sales, including e-commerce sales, for the second quarter of fiscal 2013 decreased 0.2% compared with a decrease of 3.6% in the prior-year quarter. Kirkland’s opened 6 stores and closed 6 during the second quarter of fiscal 2013, bringing the total number of stores to 317 at quarter end.

Net sales for the 26 weeks ended August 3, 2013, increased 5.1% to $198.4 million compared with $188.8 million for the 26 weeks ended July 28, 2012. Comparable store sales, including e-commerce, for the 26 weeks ended August 3, 2013, decreased 1.3% compared with a decrease of 2.4% in the prior-year period. The Company opened 7 stores and closed 13 stores during the 26-week period.

The Company reported a net loss of $0.6 million, or $0.03 per diluted share, for the second quarter of fiscal 2013 compared with a net loss of $2.0 million, or $0.11 per diluted share, for the second quarter of fiscal 2012.

For the 26-week period ended August 3, 2013, the Company reported net income of $1.2 million, or $0.07 per diluted share, compared with a net loss of $42,000, or $0.00 per diluted share, for the 26-week period ended July 28, 2012.

Robert Alderson, Kirkland’s President and Chief Executive Officer, said, “Consistent trends through the second quarter, combined with a stronger margin from a less promotional stance, led to the in-line sales and better-than-anticipated earnings results. We are well-positioned to deliver on stronger second half performance with improving trends in our merchandise margin, conversion and average ticket. While traffic remains a challenge, we are encouraged by the initial test results from our branding initiatives and will look to extend and expand our activities during the second half of 2013.”

Updated Fiscal 2013 Outlook

Store Base:
For the 52-week period ending February 1, 2014 (“fiscal 2013”), the Company expects to open approximately 25 new stores and close approximately 20 stores. The majority of new store openings will occur by Thanksgiving with the balance opening after the holiday period, while the remaining closings will primarily occur after the holiday period.

Sales:
Total sales for the 52-week fiscal 2013 are expected to increase approximately 3% to 4% compared with 53-week fiscal 2012. This level of total sales performance implies comparable store sales results of flat to a slight increase for fiscal 2013.

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2501 McGavock Pike, Suite 1000 ¦ Nashville, Tennessee 37214 ¦ (615) 872-4800

KIRK Reports Second Quarter Fiscal 2013 Results

August 22, 2013

Margins:
Based on the current outlook, merchandise margin is expected to increase during the second half of fiscal 2013 on a year-over-year basis. Inbound freight costs, which are a component of the
merchandise margin, are expected to contribute to the margin increase through lower year-over-year container rates. Continued
strict focus on operating expense controls, combined with a
conservative store opening plan, should position the Company to better leverage any upside to its current revenue projections.
However, the Company expects investments in personnel, as well as increases in marketing, e-commerce expenses, and depreciation to offset some of the expense efficiencies.

Earnings:	Based on the above assumptions, the Company expects fiscal 2013 earnings per share to be in the range of $0.80 to $0.90. The Company expects its full year effective tax rate to be approximately 38.5%.
Cash Flow:	Capital expenditures in fiscal 2013 are estimated to range between $19 million and $21 million. Based on the above assumptions, the Company expects to be cash flow positive in fiscal 2013.

Third Quarter Fiscal 2013 Outlook
For the third quarter ending November 2, 2013, the Company expects net income of $0.00 to $0.03 per diluted share compared with a net loss of $0.02 per share in the prior-year quarter. Net sales are expected to be $103 million to $105 million, with a modest increase in comparable store sales. The Company expects to open approximately 10 stores and close approximately 3 stores during the quarter.

Investor Conference Call and Web Simulcast
Kirkland’s will host a conference call at 11:00 a.m. ET today to discuss the second quarter results. The number to call for the interactive teleconference is (212) 231-2919. A replay of the conference call will be available through Thursday, August 29, 2013, by dialing (402) 977-9140 and entering the confirmation number, 21646259.

A live broadcast of Kirkland’s quarterly conference call will be available online at the Company’s website www.kirklands.com under Investor Relations or http://www.videonewswire.com/event.asp?id=95243 on August 22, 2013, beginning at 11:00 a.m. ET. The online replay will follow shortly after the call and continue for one year.

About Kirkland’s, Inc.
Kirkland’s, Inc. was founded in 1966 and is a specialty retailer of home décor in the United States. Although originally focused in the Southeast, the Company has grown beyond that region and currently operates 317 stores in 35 states.  The Company’s stores present a broad selection of distinctive merchandise, including framed art, mirrors, candles, lamps, picture frames, accent rugs, garden accessories and artificial floral products.  The Company’s stores also offer an extensive assortment of gifts, as well as seasonal merchandise.  More information can be found at www.kirklands.com.

Forward-Looking Statements
Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause Kirkland’s actual results to differ materially from forecasted results. Those risks and uncertainties include, among other things, the competitive environment in the home décor industry in general and in Kirkland’s specific market areas, inflation, product availability and growth opportunities, seasonal fluctuations, and economic conditions in general. Those and other risks are more fully described in Kirkland’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed on April 18, 2013. Kirkland’s disclaims any obligation to update any such factors or to publicly announce results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

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KIRK Reports Second Quarter Fiscal 2013 Results

August 22, 2013

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share amounts)

	13-Week Period Ended
	August 3,	July 28,
	2013	2012
Net sales	$97,123	$91,004
Cost of sales	61,480	61,010

Gross profit	35,643	29,994
Operating expenses:
Operating expenses	32,767	30,741
Depreciation	3,950	3,205

Operating loss	(1,074)	(3,952)
Other expense, net	19	22

Loss before income taxes	(1,093)	(3,974)
Income tax benefit	(516)	(1,977)

Net loss	$(577)	$(1,997)

Loss per share:
Basic	$(0.03)	$(0.11)

Diluted	$(0.03)	$(0.11)

Shares used to calculate loss per share:
Basic	17,174	17,470

Diluted	17,174	17,470

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KIRK Reports Second Quarter Results

August 22, 2013

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(numbers in thousands, except per share amounts)

	26-Week Period Ended
	August 3,	July 28,
	2013	2012
Net sales	$198,356	$188,792
Cost of sales	123,307	120,329

Gross profit	75,049	68,463
Operating expenses:
Operating expenses	65,546	63,025
Depreciation	7,741	6,220

Operating income (loss)	1,762	(782)
Other expense, net	25	19

Income (loss) before income taxes	1,737	(801)
Income tax expense (benefit)	541	(759)

Net income (loss)	$1,196	$(42)

Earnings (loss) per share:
Basic	$0.07	$(0.00)

Diluted	$0.07	$(0.00)

Shares used to calculate earnings (loss) per share:
Basic	17,129	17,869

Diluted	17,535	17,869

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KIRK Reports Second Quarter Results

August 22, 2013

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED BALANCE SHEETS
(dollars in thousands)

	August 3, 2013	February 2, 2013	July 28, 2012
ASSETS
Current assets:
Cash and cash equivalents	$63,489	$67,797	$49,614
Inventories, net	53,979	49,577	49,773
Income taxes receivable	4,164	—	3,727
Deferred income taxes	1,630	1,602	1,635
Other current assets	8,094	9,370	10,138

Total current assets	131,356	128,346	114,887
Property and equipment, net	77,537	78,499	68,840
Non-current deferred income taxes	—	—	1,086
Other assets	1,757	1,559	1,425

Total assets	$210,650	$208,404	$186,238

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$21,442	$21,642	$22,583
Income taxes payable	—	520	—
Other current liabilities	21,470	21,009	20,772

Total current liabilities	42,912	43,171	43,355
Non-current deferred income taxes	3,074	3,128	—
Deferred rent and other long-term liabilities	43,647	44,230	40,159

Total liabilities	89,633	90,529	83,514

Net shareholders’ equity	121,017	117,875	102,724

Total liabilities and shareholders’ equity	$210,650	$208,404	$186,238

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KIRK Reports Second Quarter Results

August 22, 2013

KIRKLAND’S, INC.
UNAUDITED CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(dollars in thousands)

	26-Week Period Ended
	August 3, 2013	July 28, 2012
Net cash provided by (used in):
Operating activities	$1,979	$(2,364)
Investing activities	(6,841)	(14,786)
Financing activities	554	(16,359)

Cash and cash equivalents:
Net decrease	(4,308)	(33,509)
Beginning of period	67,797	83,123

End of period	$63,489	$49,614

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